EXHIBIT NO. 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Ritchie Bros. Auctioneers Incorporated

We consent to the inclusion in this annual report on Form 40-F of:

•

our Independent Auditor’s Report of Registered Public Accounting Firm dated February 24, 2012, on the consolidated balance sheets of Ritchie Bros. Auctioneers Incorporated (“the Company”) as of December 31, 2011, December 31, 2010 and January 1, 2010, and the consolidated income statements, statements of comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2011 and December 31, 2010.

•	our Report of Independent Registered Public Accounting Firm dated February 24, 2012 on the Company’s internal control over financial reporting as of December 31, 2011.

each of which is included in this annual report on Form 40-F of the Company for the year ended December 31, 2011.

We also consent to the incorporation by reference of each of the above reports in the Registration Statements (Nos. 333–65533 and 333–71577) on Form S-8 of Ritchie Bros. Auctioneers Incorporated.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

February 24, 2012